UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 28, 2011

ONEIDA FINANCIAL CORP.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-34813	80-0632920
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

182 Main Street, Oneida, New York		13421-1676
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (315) 363-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of Oneida Financial Corp. and the Company’s wholly-owned subsidiary The Oneida Savings Bank today announced that it has adopted a management succession plan. Michael R. Kallet, President and Chief Executive Officer of both the Company and the Bank will continue to serve as the President and Chief Executive Officer of Oneida Financial Corp. and as Chairman of the Board and Chief Executive Officer of Oneida Savings Bank.  Eric E. Stickels, current Executive Vice President and Chief Financial Officer of both the Company and the Bank will continue to serve as the Executive Vice President and Chief Financial Officer of Oneida Financial Corp. and will assume the responsibilities as the newly named President and Chief Operating Officer of Oneida Savings Bank.  In addition, Deresa F. Durkee has been promoted to the position of Senior Vice President and Chief Financial Officer of Oneida Savings Bank.  Both promotions will be effective on December 1, 2011.

Item 9.01	Financial Statements and Exhibits

(a)	No financial statements of businesses acquired are required.
(b)	No pro forma financial information is required.
(c)	Not Applicable.
(d)	Exhibits.
99.1 Press release dated November 28, 2011 disclosing management succession plan.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEIDA FINANCIAL CORP.

DATE: November 28, 2011	By:	/s/ Michael Kallet
Michael R. Kallet
President and Chief Executive Officer

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